October 26, 2004

Board of Trustees
Frank Russell Investment Company
Tacoma, WA 98402
Ladies and Gentlemen:
In accordance with the Frank
Russell Investment Company procedures
for purchase of securities from
affiliated underwriters,
the following is a report, for the
quarter ending September 30, 2004,
of securities that were purchased
from affiliates under Rule 10f-3:


Issuer:


Enterprise Products

Money Manager:


Morgan Stanley

FRIC Fund:

Multi-Strategy Bond

Fixed income III



Affiliated Underwriter:

Wachovia

Date of Purchase:


9/23/04
Rule 10f-3 Satisfied:

Yes




As Manager, Investment Operations
of Frank Russell Investment Management
Company, I certify to the best of my
knowledge, the foregoing transactions
were all of the transactions under
Rule 10f-3 and each was completed in
compliance with Rule 10f-3 of the
Investment Company Act of 1940 and the
Investment Companys Rule 10f-3 procedures.
Copies of the money managers
completed 10f-3 forms are available
upon request.

Very truly yours,


Greg S. Korte
Manager, Investment Operations



Board of Trustees
August 4, 2004



Frank Russell
Investment Company
P.O. Box 1616
Tacoma, Washington 98401-1616
253-627-7001
Fax: 253-591-3495